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                                                                  EXHIBIT 10.9

               SOFTWARE MARKETING AND DISTRIBUTORSHIP AGREEMENT



          This Agreement ("Agreement") is made as of the Execution Date by and between Infospace, Inc. ("Infospace"), organized under the laws of the State of California, U.S.A., having a place of business at 3130 La Selva, Suite 300, San Mateo, California, USA 94403 and Mitsui & Co., Ltd. ("Distributor") a corporation having a place of business at 2-1, Ohtemachi l-Chome Chiyoda-Ku, Tokyo Japan.


          1.   DEFINITIONS.

          "Confidential Information" means all information identified at the time of disclosure by a party as confidential or otherwise reasonably understood as confidential by its nature and in any event, conspicuously marked as "Confidential." Confidential Information does not include information which is generally available to the public on an unrestricted basis; previously known or independently developed outside this Agreement; or lawfully disclosed by a third party without restriction.

          "Documentation" means Infospace instruction manuals or other materials provided by Infospace to Distributor regarding the use of the Software.

          "Download" means the copying and transmittal of the Software from a web site on the Internet to a remote computer.

          "Distributor Price List" means Infospace's current U.S. list price, a copy of which is attached hereto as Exhibit I and made an integral part hereof. Infospace reserves the right to modify the Distributor Price List in its sole discretion upon providing Distributor with one-hundred (100) days prior written notice thereto.

          "Distributor Web Site" means Distributor's site on the World Wide Web which is accessible to the general public by a specific URL (http://To Be Determined_.com).

          "Effective Date" means the date set forth in Exhibit B as the effective date of this Agreement.

          "Execution Date" means the date that this Agreement is signed by both Infospace and Distributor.

          "End User(s)" means any person, firm, company or entity who acquires a license to use the Software for the sole purpose set forth under Section 2.a hereof.

          "Infospace Web Site" means Infospace's site on the World Wide Web which is accessible to the general public by a specific URL (http://www. infospace-inc.com).

          "Initial Period Maintenance" shall mean Maintenance which shall be supplied by Distributor and its designees approved in writing and in advance by Infospace based on Maintenance Agreements entered into by Distributor or such designees and End Users concurrently with the grant of a Software license. Except for End Users with multiple Maintenance Agreements, the Initial Maintenance Period shall be [*]. For End Users with multiple Maintenance Agreements, the initial Maintenance period may be adjusted so that the renewal dates of the Maintenance Agreements coincide.

          "License Agreement" means a form of end user license agreement to be entered into by Distributor or its Sub-Distributor and End Users, the terms of which, to the extent commercially viable in the Territory, shall be substantially in accordance with Infospace's then current standard end user license agreement, the current form of which is attached hereto as Exhibit E. Distributor may at


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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its option, choose to have Infospace enter into License Agreements with the End
Users using the English version of the standard Infospace license agreement.

          "List Price" means the prices as given in the then current Distributor Price List.

          "Maintenance" means support services provided by Distributor, or its designees, to customers as described in the Infospace support services terms and conditions attached hereto as Exhibit F.

          "Maintenance Agreement" means a form of end user support services agreement to be entered into by Distributor or its designee and End Users, the terms of which, to the extent commercially viable in the Territory shall be substantially in accordance with Infospace's then current "Support services terms and conditions", the current form of which is attached hereto as Exhibit F.

          "Net Revenue" means the actual amount of license, sub-license and Maintenance fee revenue actually paid by Distributor to Infospace under this Agreement, exclusive of shipping charges, customs and import duties, value added taxes and other taxes and duties.

          "Minimum Quota" means the minimum Net Revenue Distributor must pay to Infospace in a specified period to maintain the exclusive rights described herein for the following year, as set forth in Exhibit B and made an integral part thereof.

          "Software" means all or any portion of the machine-readable and executable object code software programs identified in Exhibit A and all corrections. Updates and associated Documentation and updates thereto.

          "Term" means the period defined in Exhibit B. The Term of this Agreement shall renew automatically for additional two (2) year periods unless a party hereto notifies the other to the contrary in writing at least ninety (90) days in advance of the end of the three year term from the Effective Date.

          "Territory" means the geographic area(s) listed in Exhibit B.

          an "Update" means one (1) copy of all published revisions to the Documentation and one (1) copy of subsequent releases and improvements of the Software which are not designated by Infospace as new products for which it charges separately.

          2.   APPOINTMENT AND TERRITORY; GRANT OF LICENSES.

               a. Subject to Section 9. Infospace hereby appoints Distributor [*] for the distribution of the [*] of this Agreement. Distributor may [*] in accordance with Section 2.b below. Subject to the terms and conditions of this Agreement and for the sole purpose of distributing the Software throughout the Territory during the Term. Infospace hereby grants to Distributor a non-exclusive, non-transferable license to:



                    (i) localize the Software for use in the Japanese language:

                    (ii) reproduce the Software as part of Downloads to End Users via the Distributor's Web Site;

                    (iii) reproduce the Software provided in tangible media solely for the purpose of distribution to End Users in the Territory; and

                    (iv) distribute the Software, under Infospace's trademarks, solely to End Users, for installation and use on a computer located in the Territory subject to the terms and conditions of a License Agreement between the Distributor and an End User.

Distributor understands that Infospace may enter into sales, license and/or maintenance agreements with third parties within the Territory for Software only when such Software is sold to the said third


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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party in conjunction with any products not owned by Infospace. Infospace will consult with Distributor before entering into such agreements within the Territory. For purposes of this Agreement the "Exclusive" appointment of Distributor under this Section 2.a shall apply only to the distribution of the Software by Distributor to Japan-based companies for use and resale in the Territory. Distributor's right to distribute the Software in the Territory including, without limitation, the right to distribute the Software to Japanese subsidiaries of entities that are not based in Japan, shall otherwise be on a non-exclusive basis.

               b. Distributor may, [*]. Unless otherwise agreed in writing by [*] Agreement shall contain a provision under which the [*] shall be assigned in whole by Distributor to Infospace or its nominee in the event that this Agreement expires or is terminated prior to the termination or expiry [*]. In the event that either Infospace or the applicable [*], as parties to the assigned [*] reasonably objects to such assignment, Infospace [*] shall each have the right, in their sole discretion and without liability to the other party, to terminate [*].

               c. During the Term of this Agreement Infospace grants to Distributor a non-exclusive, non-transferable license to acquire and use internally up to [*] of the Software solely in connection with Distributor's demonstration, distribution and provision of Maintenance under this Agreement. Such licenses shall be subject to a license agreement to be entered into between Infospace and Distributor and the additional restrictions of this Agreement.

          3.   LICENSE EXCLUSIONS.

               a. Except as expressly provided herein, Distributor shall not (nor shall it permit [*], knowingly solicit End Users located outside the Territory.

               b. Distributor shall not permit any third party to license, sublicense, distribute, assign, transfer or use the Software, except as specifically permitted under this Agreement.

               c. Distributor shall not (nor shall it permit any third party to) copy the Software except for normal back-up and archival copies.

               d. Distributor warrants and represents that it shall in all ways comply with the export control laws and regulations of the United States. Distributor acknowledges that (a) it is only authorized, by virtue of this Agreement, to market, demonstrate, distribute, reproduce or transfer the Software, including Documentation and other technical data subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended, and the regulations promulgated hereunder. If Distributor is furnishing the Software outside of its home country, Distributor shall obtain all U.S. and home country export licenses, fully adhere to all applicable export control laws and regulations, and indemnify and hold Infospace harmless from and against all claims, liabilities, actions, damages and expenses (including reasonable attorneys' fees incurred by Infospace) arising out of Distributor's failure to comply with such laws and regulations. Infospace shall obtain and be responsible for all required United States export licenses to Distributor's home country.

               e. Distributor shall not [*] knowingly make any false or misleading representations concerning Infospace or the Software.

          4. EVALUATION LICENSES. Distributor may provide a copy of the Software to End Users, or allow End Users to Download copies of the Software for no license fee solely for the purpose of evaluation by prospective End Users. Distributor shall keep a record of the number of copies Downloaded for evaluation purposes and shall advise such prospective End User that such Software Downloaded for evaluation contains a disabling device that will not allow the Software to function after thirty (30) days or other evaluation time periods as mutually agreed between Infospace and Distributor.

          5.   ORDERING AND DISTRIBUTION.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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               a.   Unless otherwise agreed, a master copy of the current
version of the Software shall be made available to Distributor (i) though access to Infospace's Web Site, and (ii) in CD-ROM format. For the purpose of distributing to those End Users not purchasing the Software in CD-ROM format, Distributor shall install the master copy of the Software at the Distributor Web Site and allow its End Users to Download the Software directly from the Distributor Web Site. The Distributor shall, upon execution of a License Agreement, notify End Users that the Software is inoperable until they receive a password enabling the Software to function. [*] and any other relevant information concerning the applicable license granted. Infospace shall send to Distributor, via Distributor Web Site, a license password to enable the End User to use the products purchased and Distributor shall promptly supply the password to the End User thereafter.

               b. Distributor agrees that for each copy of Software it sells in CD-ROM format to End Users or allows End Users to Download under this Agreement, Distributor will either (i) deliver the License Agreement electronically to the End User for its review and require the End User to electronically accept the terms of the License Agreement before the End User Downloads the Software; or (ii) enter into a written agreement with the end-user that is no less restrictive than the terms of the License Agreement (a "Signed License Agreement"). In all jurisdictions where an enforceable copyright covering the computer programs of the Software does not exist, Distributor will ensure that the Software is furnished under the Signed License Agreement.

               c. Distributor shall use commercially reasonable efforts to enforce each License Agreement with at least the same degree of diligence used in enforcing agreements of a similar nature in which Distributor is currently engaged, which in any event shall be sufficient to adequately enforce such agreements. Distributor will, upon reasonable request by Infospace, and at the Distributor's sole discretion, cooperate, at Infospace expense, with Infospace in any legal action to prevent or stop unauthorized use, reproduction or distribution of the Software.

          6.   MARKETING. During the Term of this Agreement, Distributor shall:

               a. Use reasonable commercial efforts to meet or exceed each of the [*].

               b. Use its commercially reasonable efforts to solicit orders for the licensing of the Software and provision of Maintenance, as Distributor for Infospace, from customers located within the Territory.

               c.   Comply with the [*] specified in Exhibit C.

               d. Offer Maintenance to all End Users pursuant to a Maintenance Agreement. It is expressly agreed by Distributor that all Maintenance Agreements executed by Distributor pursuant to this Agreement are executed by Distributor as principal and not as agent for Infospace.

               e. Distribute Updates to End Users under a current Maintenance [*] with Distributor, or its Sub Distributor.

               f. Bear and be liable for all costs and expenses initiated and incurred by it in fulfilling its responsibilities under this Agreement.

               g. Notify Infospace, immediately upon learning that a prospective license may involve delivery of Software outside the Territory, so that Infospace shall have the opportunity in its sole discretion, of becoming directly responsible for coordinating or managing the marketing of such license. Neither Distributor [*] may directly or indirectly license the Software for installation outside the Territory without obtaining the separate prior written consent of Infospace.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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               h. Either own or otherwise have regular access to, compatible computer hardware sufficient to enable Distributor to engage in: (i) extensive live demonstrations of the Software for prospects and End Users;(ii) customer and employee training programs which include the running of live data through the Software; and (iii) on-line communications with Infospace.

          7. INFOSPACE OBLIGATIONS. During the Term of this Agreement, Infospace shall:

               a. Provide Distributor with reasonable prior notice concerning Infospace's release of new or updated products.

               b. Provide Distributor with a copy of product marketing materials that are made available to Infospace customers in the United States, price lists and updates thereto for Distributor's use solely in connection with this Agreement.

               c. Provide Distributor with [*], as defined in [*]. Infospace shall have no obligation to directly support Distributor's customers. Any other technical support shall be provided by Infospace only on a basis agreeable to both parties hereto and set forth in writing.

               d. Provide Distributor with Updates as reasonably and in good faith agreed to by the parties.

               e. [*], and thereafter, promptly provide Distributor with a copy of such double-byte enabled Software.

               f. Support prior releases of the Software for periods set forth below:

                    Year 1: [*] after shipment of the then current Japanese version

                    Year 2: [*] after shipment of the then current English version

          8.   COMMERCIAL TERMS.

               a. Upon execution of this Agreement, Distributor shall pay to Infospace the Prepaid License Fee, if any, as set forth in [*]. Upon depletion of the Prepaid License Fee, Distributor shall pay Infospace the license fee specified in [*] for each copy of Software licensed by Distributor. The Prepaid License Fees shall be credited against the license fees accruing under this Agreement in accordance with Exhibit B. Distributor shall pay Infospace such license fees accrued during each month within thirty (30) days following the end of each month based on an invoice issued by Infospace to Distributor.

               b. All payments shall be made in United States Dollars [*] to Infospace's bank account specified in Exhibit B or as changed by Infospace from time to time upon prior notice to Distributor. Overdue payments shall accrue interest at the lesser of two percent (2%) per month or the maximum rate permitted by applicable law.

               c. All amounts payable by Distributor to Infospace under this Agreement are exclusive of any tax, levy or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the delivery, possession or use of the Software, the execution or performance of this Agreement or otherwise except for the net income or net worth taxes assessed on Infospace outside of the Territory. If under the laws of the Territory, Distributor is required to withhold any tax on such payments, the amount of withholding tax levied on any payment to be made by Distributor to Infospace shall be borne by Infospace, provided, however, that all such tax shall in no event exceed the maximum rate provided for in Article 14 of the Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income between the Governments of Japan and the United States of America. Distributor shall withhold the tax from such payment to Infospace and pay any such tax to the appropriate governmental authority

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and thereafter shall send to Infospace the tax certificate and any other applicable documentation evidencing the payment of such tax.

               d. It is expressly acknowledged by the parties hereto that, the Distributor [*] is attached hereto only for reference purposes, and that, Distributor, without any recourse to Infospace, is free to set its own prices for the licensing and Maintenance of the Software in the Territory.

          9.   [*]

          10.  LIMITED USE OF INFOSPACE TRADEMARKS AND TRADE NAMES.

               a. All trademarks, service marks, trade names, logos or other words or symbols identifying the Software or Infospace's business (the "Marks") are and will remain the exclusive property of Infospace, whether or not specifically recognized or perfected under the laws of the Territory. Distributor will not take any action that jeopardizes Infospace' proprietary rights or acquire any rights in the Marks, except the limited use rights specified in Section 10.b. Except as otherwise agreed to in writing in advance by Infospace, Distributor will not register, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which are translations thereof in any other language(s). Infospace may, at Infospace's sole expense, request the Distributor to execute such instruments and take such actions that may be appropriate to register, maintain or renew the registration of the Marks in Infospace's name in the Territory and/or protect Infospace's interest in the Marks.

               b. Distributor may use Infospace's Marks which relate to the Software solely in connection with Distributor's activities under this Agreement, whether in combination with its own trademarks, provided that Distributor clearly identifies Infospace' ownership of such Marks. In addition to the foregoing, Distributor may sublicense. The rights granted to Distributor in this Section 10.b to Sub-Distributors, provided that, Distributor shall notify, prior to any such grant of sublicense, the manner in which such Sub-Distributor is going to use the Marks. Infospace reserves the right to require Distributor to submit all advertising and marketing material concerning the Software and bearing the Marks to Infospace for review and approval prior to release by Distributor.

          11. TERM. This Agreement shall commence on the Execution Date and, unless sooner terminated pursuant [*] herein, shall terminate and expire at the end of the Term.

          12.  RECORDS AND REPORTS.

               a. Distributor shall keep full, true, and accurate records and accounts in accordance with generally accepted accounting practices to show all licensing, Maintenance, Update and Upgrade revenue earned by Distributor and all amounts payable by Distributor to Infospace. These records and accounts shall be retained for a period of at least two (2) years following termination or expiry of this Agreement for any reason.

               b. For each copy of Software licensed and Maintenance Agreement executed such records and accounts shall include at a minimum: (i) the name of the End User (and country [*]); (ii) the date the Software was downloaded and
(iii) the price charged for the Software and Maintenance (iv) a copy of each Maintenance Agreement; (v) records of revenues received in respect of Maintenance and the period to which such Maintenance revenues apply, and a copy of the End User license.

               c. For each [*] such records and accounts shall include at a minimum; (i) the name of [*] (ii) a copy of the [*] including all amendments and exhibits; (iii) the number of copies of the Software, installed both at [*] premises, and at the premises of any customer [*];(iv)


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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records of revenues received in respect of Maintenance and the period to which such Maintenance revenues apply.

               d. Distributor shall keep all records at Distributor's principal place of business. Infospace shall have the right to conduct audits of the records to determine Distributor's compliance with this Agreement, provided, however that, such audit right shall not be exercised without a prior written notice of ten (10) business days to the Distributor and, in any event more than once a calendar year. Infospace shall bear the expenses of the audit, however, in the event any such audit reveals that Distributor has understated the amount that Distributor is obligated to pay Infospace under this Agreement by an amount of more than five percent (5%) of the amount due to Infospace during the period audited. Distributor shall pay, in addition to the amounts then due, all reasonable costs associated with the audit.

          13.  COMPLIANCE WITH LAWS.

               a. Distributor will at its own expense obtain and maintain all necessary licenses, permits and approvals which are necessary for it to import the Software into the Territory or sell and sublicense the Software in the Territory including, if applicable, the registration of this Agreement with the Japanese Ministry of Finance ("MOF"), provided that Distributor shall not accept any modifications to this Agreement that may be required by the MOF without prior notification to Infospace. Distributor will comply with all laws and regulations applicable to this Agreement, the Software and the commercial transactions contemplated herein.

               b. Distributor will not use any payment or other benefit derived from Infospace to offer, promise or pay any money, gift or any other item of value to any person for the purpose of influencing official actions or decisions affecting this Agreement while knowing or having reason to know that any portion of this money, gift or item will, directly or indirectly, be given, offered or promised to (i) an employee, officer or other person acting in an official capacity for any government or its instrumentalities or (ii) any political party, party official or candidate for political office.

          14.  TITLE AND PROTECTION OF SOFTWARE AND CONFIDENTIAL INFORMATION.

               a. Distributor has no right to exploit Infospace's intellectual property except as specifically set forth in this Agreement. Infospace retains ownership of all intellectual property rights (including copyright and Marks) in the Software. Any localization, enhancements, improvements, translations or other modifications made to or derived from the Software and related intellectual property shall be deemed to be a "work made for hire" and Infospace shall have all right, title and intellectual properly interest in such modifications. To the extent any such work may not by operation of law be a work made for hire, Distributor hereby assigns to Infospace the ownership of copyright and all other intellectual property rights in such work and Infospace shall have the right to obtain and hold in Infospace's own name copyrights, patents and similar protection which may be available in such work. Where necessary or appropriate for the perfection of such ownership, Distributor agrees, at Infospace's sole expense, to take all actions required or appropriate for the perfection of such ownership interests by Infospace.

               b. Each party agrees to take the necessary precautions to maintain the confidentiality of Confidential Information pertaining to or disclosed in connection with this Agreement by using at least the same degree of care as such party employs with respect to its own Confidential Information of a like-kind or nature, but in no case less than reasonable care to maintain confidentiality. Each party shall notify use such Confidential Information in connection with its performance of this Agreement.

               c. Distributor shall not remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing in or on the Software or accompanying documentation and shall use the same notices, legends, symbols, or labels in and on all copies it allows to be Downloaded from Distributor's Web Site. The parties agree that any breach of this Section 14 would cause the disclosing party irreparable harm for which monetary damages would be inadequate. Accordingly, the disclosing party will be entitled to seek injunctive or other equitable relief to remedy any threatened or actual breach of this Section 14 by the other party.


     15.  REPRESENTATIONS AND LIMITATIONS OF LIABILITY.

          a. Infospace represents that it has the right to enter into this Agreement. Infospace represents that the then current, unmodified version of the Software will perform substantially in accordance with Infospace's published specifications in its documentation accompanying the Software for a period of ninety (90) days from installation at an End User's facilities. All warranty claims not made in writing or received by Infospace within the time period specified above shall be deemed waived. In the case a warranty claim is properly made, Infospace will correct within a reasonable time, at no charge, any errors in the Software which have caused failure to perform in accordance with such specifications, Infospace does not represent that the Software is error-free or that the Software will satisfy all of Distributor's or any End User's requirements, Distributor shall make no representation or warranty concerning the Software which would expand the scope of Infospace's representations beyond that which is made by Infospace in this Agreement.

          b. Except in the case of death or bodily injury, this Section 15 states the sole warranty of Infospace relating to the Software. All other warranties, conditions, and representations, express, implied or verbal, statutory or otherwise, and whether arising under this Agreement or any prior agreements made by or on behalf of Infospace or in the course of negotiations with the Distributor or its representatives are hereby excluded. This Section 15 sets forth Distributor's sole and exclusive remedy for any express or implied warranties hereunder.

          c. Except for the Indemnification in Section 16 of this Agreement and except in the case of death or bodily injury caused by the proven fault or negligence of Infospace, (i) Infospace will not be liable for any indirect, special, incidental, consequential or unforeseeable loss or damage (including, without limitation, loss of anticipated profits, loss of data or costs of procurement of substitute goods or services) however arising, even if Infospace has been advised of the possibility of such damage or loss being incurred, and
(ii) Infospace's maximum liability to Distributor for breach of contract, for negligence or any other claims, however arising, out of or in connection with this Agreement or the Software shall in no event exceed the amount paid by Distributor to Infospace cumulatively, during the previous twelve (12) months.


     16.  INDEMNIFICATION.

          a. To the best of Infospace's knowledge, the Software does not infringe intellectual property rights under any patent, copyright or trademark of a third party in the Territory. Subject to the terms and conditions of this Section. Infospace shall, at its sole expense, defend Distributor and its Sub-Distributors against and, pay all costs (including reasonable attorneys fees) and damages made in the settlement or award against Distributor and its Sub-Distributor resulting from any claim based on an allegation that the Software hereunder infringes a proprietary right of any third party, including but not limited to copyrights, or trade secret, provided that Distributor (a) gives Infospace prompt written notice of any such claim, (b) allows Infospace to direct the defense and settlement of the claims, and (c) provides Infospace with information and assistance necessary for the defense and settlement of the claim. In addition to the foregoing, if a final injunction is obtained in an action based on any such claim against the use of the Software by any End User by reason of such infringement, or if, in Infospace's opinion, such an injunction is likely to be obtained, Infospace may, at its sole option, either
(i) obtain for the End Users the right to continue to using the Software, (ii) replace or modify the Software so that they become non-infringing, or (iii) if neither (i) or (ii) can be reasonably effected by Infospace, direct Distributor and its Sub-Distributors to terminate all licenses for the Software and refund to Distributor and its Sub-Distributor the amount the Distributor and/or Sub-Distributor is obligated to pay to the End Users (but in no event exceeding the amount paid by such End Users) in respect of the infringing Software. Notwithstanding the foregoing, Infospace shall have no obligation or liability for any claim for infringement of the intellectual property rights of any party which is based on or arises out of (i) any act or omission on the part of Distributor, (ii) compliance with designs or specifications provided by or on behalf of Distributor, (iii) modifications or alterations carried out-by Distributor or any party acting under the control of Distributor without the prior written consent of Infospace, (iv) the use of the Software in connection with any software not supplied by Infospace where the infringement is due to such software not supplied by Infospace, or (v) the use of the Software in a manner not authorized or contemplated by this Agreement, (vi) the failure to promptly install any Update if such installation would have avoided an infringement. The foregoing states the entire liability and obligation of Infospace to Distributor for infringement of the intellectual property rights of any third party, Infospace disclaims any liability for incidental or consequential damages relating to the infringement of intellectual property rights.


          b. Distributor shall indemnify Infospace against any damage, loss, liability or expense (including reasonable attorneys' fees) that Infospace may incur (i) with respect to the acts or omissions of any of Distributor's employees or agents while at Infospace's facilities or (ii) as a result of (1) any modification or amendment of the prescribed terms of any License Agreement. Maintenance Agreement or Sub-Distribution Agreement that Infospace did not specifically approve, (2) any warranty, condition, representation, indemnity or guarantee granted by Distributor with respect to the Software in addition to or in lieu of the limited warranties specified in Section 15. (3) any omission or inaccuracy in Distributor's advertisements and promotional materials that relate to Infospace or the Software with respect to which Infospace has not exercised its right of review and approval as specified in Section 10b. (4) any customization or other modification of the Software by Distributor or its employees or agents which has been carried out without the prior consent of Infospace, or (5) Distributor's failure to comply with the Sections 3, 13 and 14 of this Agreement. This Section will not be construed to limit or exclude any other claims or remedies which Infospace may assert under this Agreement or by law.


     17.  DEFAULT.

          a. The following events shall constitute an Event of Default: (i) Distributor fails to pay any sum due under this Agreement within the time period specified in this Agreement; or (ii) either party fails to perform any of its other obligations under this Agreement and such failure remains uncured for thirty (30) days after receipt of written notice thereof.

          b. In the event that a Event of Default occurs, the non defaulting part, in addition to any other rights available to it under law or equity, may withhold its performance (other than payment of undisputed sums due and owing to the other party) and/or may immediately terminate this Agreement by written notice to the defaulting party. Unless otherwise provided in this Agreement, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.


     18.  TERMINATION.

          a. All licenses granted by Distributor [*] to End Users pursuant to this Agreement shall survive termination of this Agreement.

          b. Either party hereto may terminate this Agreement in the event of a merger, sale of a substantial part of the assets or change of control of the other party. As used herein, a "change of control" shall have been deemed to have occurred when an entity not in such position at the Execution Date of this Agreement, acquires fifty percent (50%) or more of the voting shares or equity interest in a party hereto. Infospace agrees that, if (i) a change of control with respect to Infospace occurs; and (ii) the party acquiring such control of Infospace (the "Acquiring Party") discontinues the sale or maintenance services of the Software. Infospace shall itself, or cause the Acquiring Party to, refund to Distributor any amounts out of the Prepaid License Fee for which Distributor has not credited payment of Software against.

          c. Immediately upon termination Distributor shall pay to Infospace all sums that are outstanding under this Agreement, the due dates of which shall be automatically accelerated to fifteen (15) days of the date of termination, and shall return to Infospace or its designee, or certify in writing to Infospace that all copies or partial copies of the Software in Distributor's possession or control have been destroyed.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          d. Upon termination, Distributor shall offer to assign or perfect the assignment to Infospace or its nominee of all License Agreements or Maintenance Agreements previously entered into by Distributor and, if Infospace or its nominee shall accept such assignment, the Distributor shall pay to Infospace or its nominee; (i) all future revenues which it may receive from an End User under any License, except future installment payments for which Distributor has already paid Infospace in full. Infospace or its nominee shall hold Distributor harmless against all liability, obligation, cost or expenses arising thereafter; but nothing in this Section requires Infospace or its nominee to indemnify Distributor from any liability, obligation, cost or expense in connection with the performance or non-performance of any License Agreement by Distributor before assignment.


          e.  Upon termination of this Agreement, Distributor shall immediately
(i) cease to use any documentation or advertising identifying it as a Distributor or representative of Infospace or the Software, and (ii) remove promptly all signs, cancel all business listings, and take such other reasonable action as may be necessary to remove its identification as such a Distributor or representative of Infospace, Distributor shall simultaneously disclose to Infospace the identity of, and the current state of negotiations with, all potential customers within the Territory together with copies of all applicable correspondence with such potential customers. In addition, Distributor will discontinue forthwith all use of the Marks, and all licenses granted to Distributor under this Agreement shall automatically be terminated.

          f. Except as expressly set forth in this Agreement, Distributor agrees that it shall not be entitled to any additional compensation upon any termination of this Agreement and Distributor expressly waives its rights to receive any such compensation available under the statutes or laws of any jurisdiction within the Territory.

          g. In addition to this section, Sections 1, 3, 8, 12, 14, 15, 16, 18 and 19 shall survive termination of this Agreement.



     19.  GENERAL.

          a. All notices or demands shall be in writing in English and sent to the address set forth above by registered mail, return receipt requested or sent by fax or express courier if delivery is confirmed by such form of transmission. Either party may change its address by giving ten (10) days prior written notice.

          b. Neither party hereto may assign this Agreement, delegate any duty or assign, transfer or encumber any right hereunder without the express prior written consent of the other party.

          c. Distributor is acting under this Agreement as an independent contractor [*]. Nothing contained in this Agreement will be interpreted or construed to characterize the relationship between Infospace and Distributor as a joint venture, partnership or franchise for any purpose. Neither party has the authority to, and neither party shall, make any representation, prepare documents or statements on behalf of or in the name of the other party give any warranties, accept orders, enter into a contract on behalf of the other party, or obligate the other party in any manner, unless expressly authorized to do so in writing by the other party. Both parties hereto agree to indemnify and hold harmless the other party from all damages and expenses which result from any unauthorized, wrongful or negligent act on its part or the part of its agents or employees in connection with the performance of this Agreement.

          d. Neither party hereto shall be in default hereunder by reason of its delay in the performance of, or failure to perform, any of its obligations hereunder, other than Distributor's obligations to make the fee payments to Infospace in accordance with the terms of this Agreement if such delay or failure is caused by strikes, acts of God or the public enemy, riots, or without the significant fault or negligence of the other party. During the pendency of such intervening event, each of the parties shall take all reasonable steps to furnish the services required hereunder by other means, and, in any event, shall, upon termination of such intervening event, forthwith resume obligations under this Agreement.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          e. In the event that a court of competent jurisdiction holds that any particular provision or requirement of this Agreement is in violation of any applicable law, or is otherwise unenforceable, this Agreement shall be construed as if such provision or requirement were not written into this Agreement, whereupon the request of either party, such provision or requirement may be reformed and construed in a manner which will be valid and enforceable to the maximum extent permitted by law.

          f. No contemporaneous or subsequent representation, warranties, agreements, or consents shall waive, modify, or amend this Agreement unless made by an instrument in writing and executed by the parties hereto. Failure of a party to enforce one or more of the provisions, of this Agreement or to exercise any option or other rights hereunder or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to, in any way, affect the validity of this Agreement or such party's right thereafter to enforce each and every provision of this Agreement nor to preclude such party from taking any other action at any time which it would be legally be entitled to take.

          g. The headings and titles to the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

          h. Words denoting the singular will include the plural and vice versa; words denoting any gender will include all genders; words denoting persons will include corporations and vice versa.

          i. This Agreement shall be controlled and construed under the law of the State of California, USA without regard to the conflicts of laws provisions thereof or the U.N. Convention on the International Sale of Goods. Any claim, dispute or controversy arising between the parties out of or in relation to this Agreement, or breach thereof, which cannot be satisfactorily settled by the parties shall be finally settled by arbitration upon the request of either party, in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce. The place of arbitration shall be Tokyo, Japan, in case Distributor is the respondent and San Francisco, California, U.S.A. in case Infospace is the respondent. The arbitration proceeding shall be conducted in English. The award shall be final and binding upon both parties. Judgment upon the award may be entered in any court having competent jurisdiction thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and reasonable attorneys' fees from the other party.

          j. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which shall constitute one and the same Agreement.

          k. This Agreement constitutes the entire agreement between the parties and supersedes any prior written or oral agreements between the parties concerning the subject matter. No amendments or modifications of this Agreement shall be effective for any purpose unless confirmed in writing and signed by the duly authorized representatives of both parties hereto.



            [The remainder of this page is left intentionally blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the Execution Date.



                                 DISTRIBUTOR

                                 Name: Mitsui & Co., Ltd.

                                 Authorized signature

                                 [*]

                                 Printed name: [*]

                                 Title: [*]



                                 INFOSPACE, INC.


                                 Authorized signature


                                 /s/ Stan Wang

                                 Printed name: Stan Wang

                                 Title: President & CEO


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                     Exhibits



          A.  Product Schedule
          B.  Territory, Performance & Compensation Schedule
          C.  Minimum Staffing Requirements
          D.  Second Line Support Terms
          E.  Software End User License Agreement
          F.  Support Services Terms & conditions
          G.  Maintenance Report Form
          H.  Monthly Revenue Report
          I.  Distributor Price List

               Exhibit A



          Product Schedule



          This document is an Exhibit to the Software Marketing and Distributor Agreement between Infospace and Distributor ("Agreement"). Capitalized terms not defined herein shall have the same meaning as set forth in the Agreement unless otherwise defined herein.


1.  PRODUCT


          Distributor may grant licenses in respect of all products on the then current Distributor Price List (a copy of which has been provided to Distributor) with the exception of the following:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   Exhibit B

               Territory, Performance and Compensation Schedule

          This document is an Exhibit to the Software Marketing and Distributor Agreement between Infospace and Distributor ("Agreement"). Capitalized terms used herein shall have the same meaning as set forth in the Agreement unless otherwise defined herein.

          1. EFFECTIVE DATE. The Effective Date of the Agreement is: _the date of commercial release of the first Japanese version of the Software_.

          2.  TERM. The Term of the Agreement is: [*].

          3. TERRITORY. The Territory shall consist of the following countries as constituted as of the Execution Date: [*].

          4.  MINIMUM QUOTAS.


          For the Period                              Sales Quota

          Effective Date to Effective Date + 1 year   [*]


          Effective Date + 1 year to Effective Date + 2 years
                                                           [*]
Effective Date + [*] year

          Effective Date + 2 years to Effective Date + 3 years
                                                           [*]
Effective Date + [*] years

          5. PREPAYMENT OF SOFTWARE LICENSE FEES. Distributor agrees to pay Infospace a nonrefundable prepayment against future-owed license fees for the Software equal [*] and payable within thirty days of execution of this Agreement.

          6.  AMOUNTS PAYABLE TO INFOSPACE.

          a. Except as otherwise agreed in advance by Infospace in writing. Distributor shall pay (or credit against the Prepaid License Fee) Infospace the applicable percentage set forth below of license fees, as set forth in the then-current Infospace U.S. Price List for each license of Software granted, directly [*]:
          Until the depletion of the Prepaid License Fee  [*]
          After the depletion of the Prepaid License Fee  [*]

          b. The amounts to be paid by Distributor to Infospace shall be the above percentages of Infospace's then current List Price for the Software. Distributor shall also report and pay license fees to Infospace for upgrades to licenses previously distributed by Distributor in an amount equal to the percentage set forth above of the difference between the then current List Price license fee of the Software in the new or upgraded environment less the then current List Price license fee of the existing license; provided that Infospace shall have no obligation to provide any credit to Distributor or any customer for downgrades of existing licenses.

          c. Distributor shall pay to Infospace fees for Maintenance (including Updates) provided by Distributor pursuant to Maintenance Agreements including Initial Period at the rate of [*] U.S. List Price for the Software licensed for annual support contracts. Distributor assumes all risk and responsibility for timely collections from End Users and Sub-Distributors for all payments due. Distributor agrees to pay fees due to Infospace in the timeframes specified herein despite delays, if any, in payments by End Users and/or Sub-Distributors to

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Distributor. Distributor agrees that requests to reinstate any Maintenance Agreements that become delinquent shall require reinstatement payments to be mutually agreed by Infospace and Distributor.

               d. Consulting, training and/or other services beyond those provided pursuant to License, Maintenance, and Sub-Distribution Agreements shall be independently negotiated with customers. The party providing such efforts shall [*] proceeds therefrom. On such occasions as Infospace and Distributor shall together provide such services, the allocation between Infospace and Distributor of the revenues therefrom shall be agreed upon in advance.

          7. DISTRIBUTOR CUSTOMERS. Infospace will [*] to customers who have signed purchase agreements with Distributor until expiration of this Agreement. Distributor may register any prospective customers by notifying Infospace in writing of the contact name, company, and location of such prospective customer ("Registration"). Infospace will [*] any such prospective customers Registered in accordance with the foregoing for a period of [*] following date of Registration.

          8.  SPLITS.

a. In the event that a customer purchases Software in the Territory and installs it in a different Territory, revenue credit will be split as follows:

English Version:
     Local Distributor       [*]
     Mitsui                  [*]
     Infospace               [*]

Japanese Version:
     Local Distributor       [*]
     Infospace               [*]
     Mitsui                  [*]

b. In the event that a customer that is a Japanese subsidiary of an entity that is based outside of Japan purchases Software in the Territory, revenue credit will be split as follows:

English Version:
     Local Distributor       [*]
     Mitsui                  [*]
     Infospace               [*]

Japanese Version:
     Local Distributor       [*]
     Infospace               [*]
     Mitsui                  [*]

c. In the event that a customer purchases localized Software from Infospace outside of Japan and installs it outside of Japan, Infospace shall pay to Distributor [*] of the actual amount of license fee revenue actually paid by such customer to Infospace for the localized Software.

          9. CURRENCY FOR PAYMENT. The currency for all Gross Revenues, Prepaid License Fees, and payments to Infospace shall be United States Dollars. For License, Maintenance and Sub-Distribution Agreements executed in other currencies, the exchange rate used to determine the Gross Revenue shall be the rate effective on the first day of the month in which the payment is due. The exchange rate will be that published in The Wall Street Journal on the date of payment.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit C
                         Minimum Staffing Requirements

          This document is an Exhibit to the Software Marketing and Distributor Agreement between Infospace and Distributor ("Agreement"). Capitalized terms used herein shall have the same meaning as set forth in the Agreement unless otherwise defined herein.

          Distributor shall have at a minimum the following number of identified personnel devoted full-time (unless otherwise specifically noted below) to the marketing, promotion, licensing and Maintenance of the Software:


Position          By Date:                  By Date:

                          [*]                       [*]
                          [*]                       [*]

General Manager
Sales Reps                [*]                       [*]
Technical                 [*]                       [*]
Administrative

                  Total:  [*]                       [*]
                          =================         =================

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit D
                           Secondline Support Terms

          This document is an Exhibit to the Software Marketing and Distributor Agreement between Infospace and Distributor ("Agreement"). Capitalized terms used herein shall have the same meaning as set forth in the Agreement unless otherwise defined herein.

          1.   Definitions:

          "Current Release" means the then-current release of the Software available from Infospace and the prior release of the Software for a period of six (6) months after availability of the then-current release.

          "Error" means an error in the Software which, in any way, significantly degrades the use or value of the Software.

          "Fix" means the repair or replacement of object or executable code versions of the Software to remedy an Error.

          "Operating Environment" means a single combination of a hardware and operating system, corresponding to a specific release of Software. An Operating Environment may include multiple machine classes.

          "Prepaid License Fee" means a non-refundable prepaid license fee specified in Exhibit B of the Agreement.

          "Priority A Error" means an Error that: (1) renders the Software inoperative; or (2) causes the Software to fail catastrophically.

          "Priority B Error" means an Error that significantly degrades performance of the Software or materially restricts the use of the Software.

          "Priority C Error" means an Error that causes a minor impact on the use of the Software or a Documentation error.

          "Technical Support Contact" means a Distributor employee designated by Distributor, in writing, to communicate with Infospace on support matters and who is knowledgeable in the use of the Software. Distributor shall designate one
(1) primary and one (l) backup Technical Support Contact.

          "Telephone Support" means Software technical support telephone assistance provided by Infospace to the primary or backup Technical Support Contact during normal business hours in California concerning the installation and use of the Software. Telephone Support includes Infospace' collection of Software error reports submitted by Distributor.

          "Workaround" means a change in the procedures followed or data supplied to avoid an Error without significantly impairing performance of the Software.

          2. Secondline Support. Secondline Support consists of [*] provided solely to Distributor's Technical Support Contact(s) concerning the use of the Software by: (i) Distributor solely as set forth in the Agreement; (ii) Distributor's [*] End Users in accordance with the terms and conditions of License and Maintenance Agreements; and (iii) [*] specifically approved by Infospace in accordance with Section 2.d of the Agreement.

          3. Error Correction. Infospace shall exercise reasonable commercial efforts to correct any Error reported by Distributor in the Software in accordance with the procedure set forth below based on the following priority levels reasonably assigned to such Error by Infospace.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               a. Priority A Errors: Infospace will promptly initiate the following procedures: (1) assign senior Infospace engineers to correct the Error; (2) notify senior Infospace management that such Errors have been reported and that steps are being taken to correct the Error; (3) provide Distributor with periodic reports on the status of the corrections; and
(4) commence work to provide Distributor with a Work Around or Fix.

               b. Priority B Errors: Infospace shall exercise reasonable commercial efforts to include the Fix for the Error in the next Software release.

               c. Priority C Errors: Infospace may include the Fix for the Error in the next major release of the Software.

          4. Exclusions. Infospace shall have no obligation to provide Secondline Support for:

               a. Software altered, damaged or modified, without the prior consent of Infospace, by any party other than Infospace;

               b. Software that is not the Current Release, or within the support time periods specified in Article 7.f of Agreement;

               c. Software problems caused by Distributor's or the End User's negligence, hardware malfunction or other causes beyond the control of Infospace;

               d.   Software installed on an operating environment which is not
specified in Exhibit      ; or
                    ------

               e. Pre-release or beta Software that is not part of an official Infospace beta program.

               Exhibit E [as this document is attached for reference purposes only. It has not been reviewed.]
          SOFTWARE END USER LICENSE AGREEMENT

** Redistribution Not Permitted **

          Please read the following Agreement carefully. Installation of the software is contingent on your agreement to the following terms:

          1. GRANT OF LICENSE. Infospace, Inc. grants to you a limited, non-exclusive, nontransferable, royalty-free license to use one copy of the executable code of the software on a single CPU residing on your premises.

          All other rights are reserved to Infospace. You shall not rent, lease, sell, sublicense, assign, or otherwise transfer the software, including any accompanying printed materials. You may not reverse engineer, decompile or disassemble the software except to the extent that this restriction is expressly prohibited by applicable law. Infospace and its suppliers shall retain title and all ownership rights to the software.

          2. SOFTWARE MAINTENANCE. Infospace is not obligated to provide maintenance or updates to you for the software. However, any maintenance or updates provided by Infospace shall be covered by this Agreement.

          3. DISCLAIMER OF WARRANTY. Software is deemed accepted by you. The SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. INFOSPACE, INC. FURTHER DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE SOFTWARE AND DOCUMENTATION REMAINS WITH YOU, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. IN NO EVENT SHALL INFOSPACE, INC. OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, DIRECT, INDIRECT, SPECIAL, PUNITIVE, OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF INFOSPACE, INC. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

          4. U.S. GOVERNMENT RESTRICTED RIGHTS AND EXPORT RESTRICTIONS. The software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph
(c)(l)(ii) of The Rights in Technical Data and Computer Software clause of DFARS 252.227-7015 or subparagraphs (c)(i) and (2) of the Commercial Computer Software
- Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Infospace, Inc., 3130 La Selva, Suite 300, San Mateo, CA 94403.

          5. EXPORT/IMPORT CONTROLS. None of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported
(i) into (or to a national or resident of) Cuba, Iraq, Libya, Yugoslavia, North Korea, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially
Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By downloading or using the Software, you are agreeing to the foregoing and you are representing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list. You also agree that you are responsible for all taxes, custom duties and royalties which may be imposed by any governmental authority associated with downloading or otherwise using this Software.

          6. GOVERNING LAW; ATTORNEYS FEES. This Agreement shall be governed by the laws of the State of California without reference to the conflict of law provisions thereof and you further consents to jurisdiction by the state and federal courts sitting in the State of California.

          This Agreement constitutes the complete and exclusive agreement between Infospace and you with respect to the subject matter hereof, and supersedes all prior oral or written understandings, communications or agreements not specifically incorporated herein. This Agreement may not be modified except in a writing duly signed by an authorized representative of Infospace and you.

            Exhibit F [has not been reviewed for the same reason as Exhibit E] SUPPORT SERVICES TERMS AND CONDITIONS


          1. COVERAGE. Distributor will provide Licensee with Support Services for the Software according to the level of Support Service selected by Licensee.

          2. LEVEL OF SUPPORT. Licensee may elect to obtain the following levels of Support Services:

          Support and Updates:

          Consists of Error Correction and Telephone Support to the Technical Support Contact concerning the installation and use of the Current Release of Software.


          3. TERM AND TERMINATION. Unless a shorter original term is agreed to in writing, Support Services shall be provided for [*] from the Execution Date of this Agreement and shall be extended each year for an additional one (1) year term unless terminated by either party as provided herein. Unless otherwise agreed to in writing, each [*] term shall commence with the last day of the same month of this Agreement. For the final year of this agreement, Support Services shall be provided up to the anniversary of the Effective Date.

          Either party may terminate Support Services at the end of the original term or at the end of any renewal term by giving the other party written notice at least ninety (90) days prior to the end of any such term.

          In the event Licensee fails to make payment pursuant to the Section entitled "Charges and Payment", or in the event Licensee breaches the Support Services provisions and such breach has not been cured within thirty (30) days of receipt of notice of breach, Distributor may suspend or cancel Support Services.

          4. CHARGES AND PAYMENT. For each Software license electing Support Services, Licensee shall pay Distributor the applicable Support Services fees listed in the then current price list. Prices are exclusive of VAT where applicable. Support Services are billed on an annual basis, payable in advance. Licensee shall be responsible for all taxes associated with Support Services, other than taxes based on Distributor's net income. Licensee's payment shall be due within thirty (30) days of receipt of invoice.

          In the event Licensee fails to pay Distributor on the due date, then to reinstate or renew Support Services, Licensee must first pay Distributor the annual Support Service fee, all past Update or enhancement charges and the reinstatement charge listed in the then current price list.

          If payment is not made within 180 days of the due date, then Support Services will be renewed or reinstated only upon Licensee's payment of the then current license fee and by re licensing the Software.

          5. PRIORITY LEVELS OF ERRORS. Distributor shall exercise commercially reasonable efforts to provide a Fix or Work around to correct any Error reported by Licensee in the Current Release of the Software in accordance with the priority level reasonably assigned to such Error by Distributor.

          6.   EXCLUSIONS. Distributor shall have no obligation to support:

               a.   Altered, damaged or modified Software;
               b.   Software that is not the Current Release;
               c. Software problems caused by Licensee's negligence, hardware malfunction or other causes beyond the control of Distributor; or
               d. Software installed in an Operating Environment or in a hardware environment other than the environment indicated on the applicable License Agreement.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          Distributor shall have no liability for any changes in Licensee's hardware which may be necessary to use the Software due to a Software Workaround or Software maintenance release.

          7. INCORPORATION INTO THE AGREEMENT. Licensee agrees that all Support Services and Updates provided to Licensee shall be subject to the terms and conditions of the License Agreement and the additional terms and conditions of this Agreement.

          8. GENERAL. Distributor shall not be liable for any failure or delay in performance hereunder due to causes beyond its reasonable control and not due to its negligence or willful misconduct. Any illegal or unenforceable provision shall be severed from this Agreement. Licensee agrees that any information received pursuant to this Agreement shall be deemed to be subject to the non-disclosure obligations set forth in the License Agreement. Licensee's obligation of payment of moneys due hereunder shall survive termination. This Agreement and the License Agreement states the entire agreement regarding Distributor's provision of Support Services to Licensee and may be amended only by a written amendment executed by authorized representatives of both parties.

          8. DEFINITIONS. Unless defined otherwise herein, capitalized terms used herein shall have the same meaning as set forth in the License Agreement.

          "E-mail Support" means Software Electronic mail technical assistance provided to the Technical Support Contact(s) during normal business hours concerning the installation and use of the Current Release of the Software. E-mail Support includes collection of Software error reports submitted by Licensee.

          "Error" means an error in the Software which significantly degrades the use of the Software.

          "Fix" means the repair or replacement of object or executable code versions of the Software to remedy an error.

          "Operating Environment" means a single combination of a hardware and operating system, corresponding to a specific release of Software.

          "Current Release" means the then-current release of the Software available for use in a particular Operating Environment and the prior release of the Software in the same Operating Environment solely for a period of six (6) months after availability of the then-current release.

          "Site" shall mean each separate physical location of Licensee's business.

          "Technical Support Contact" means one (1) Licensee employee designated by Licensee, in writing, to communicate with Distributor concerning Support Services and who is knowledgeable in the use of the Software and Licensee's Operating Environment. Licensee shall designate one (1) primary and one (1) back-up Technical Support Contact per supported Licensee Site.

          "Support Services" means Support and Updates or Updates only as elected by Licensee.

          "Telephone Support" means Software telephone technical assistance provided to the Technical Support Contact(s) during normal business hours concerning the installation and use of the Current Release of the Software. Telephone Support includes collection of Software error reports submitted by Licensee.

          "Updates" means one (1) copy of all published revisions to the printed documentation and one (1) copy of all new releases of the Software which are not designated as new products.

          "Workaround" means a change in the procedures followed or data supplied by Licensee to avoid an Error without significantly impairing performance of the Software.

                                     LICENSEE:

                                         By:

                                         Title:


                                         DISTRIBUTOR:


                                         By:

                                         Title:

               Exhibit G

            Maintenance Report Form
          For Existing Customer Maintenance Contract Renewals


     Customer Name               Fees Due to Infospace

                               Exhibit H

                            QUARTERLY REVENUE REPORT


Distributor Name: ____________________________ (or place on company letterhead)

Report period: _____________________________________________


(Note, please list (i) all licenses granted by Distributor not requiring physical shipment (and related Initial Period Maintenance); and (ii) all licenses granted and maintenance fees due from each Sub-Distributor separately on the report using the following format)

A. Distributor: (list all licenses granted directly by Distributor not requiring physical shipment)

Download    End User    Infospace      License Fee    Maintenance Fee Quantity Fees Due
Date        Name        List Price $   Charged $      Charged $                  $
--------    ----        -----------    --------       -------          ------

     Total Amount due Infospace with respect to such Licenses and Maintenance granted/provided directly by Distributor: $_____________


Total Amount due to Infospace with respect to Licenses and Maintenance
     [*] _____________                            $ _____________


     ++++++++++++++++++++++++++++++++++++++++++++
     TOTAL AMOUNT DUE INFOSPACE                         $ _______
          (from Distributor [*])



                                      ---------------------------------
                                      Authorized Signature

                                      ---------------------------------
                                      Name and Title_

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit I

                            Distributor Price List
                             Infospace Price List

                           Prices Effective 6/16/97


SpaceSQL
--------
           $10,000     SpaceSQL     Java Server
           $10,000         5     Concurrent Users
           $20,000        10     Concurrent Users
           $85,000        50     Concurrent Users
          $150,000       100     Concurrent Users
          $700,000       500     Concurrent Users

SpaceOLAP
--------
           $15,000     SpaceOLAP    Java Server
           $12,500         5     Concurrent Users
           $25,000        10     Concurrent Users
          $106,250        50     Concurrent Users
          $187,500       100     Concurrent Users
          $875,000       500     Concurrent Users


Maintenance
-----------
      18% Based on List Price before discount


Training
--------
       $500 1 person / 1 day / Using SpaceSQL
     $1,500 1 day / Using SpaceSQL at customer location + travel expenses


Consulting Service
------------------
       [*]
     [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.